STRATS Trust For Allstate Corporation Securities, Series 2006-3 - 10-K

Exhibit 35.1

Statement of Compliance of The Bank of New York Mellon.

I, James W. Hall, a Vice President of The Bank of New York Mellon (formerly The Bank of New York), a New York corporation (the “Trustee”), state:

(a) A review of the Trustee’s activities for the period from January 1, 2018 through December 31, 2018 (the “Reporting Period”) and of the Trustee’s performance under each Trust Agreement, delivered with respect to the trusts listed on the attached Schedule A, has been made under my supervision.

(b) To the best of my knowledge and based on such review, the Trustee has fulfilled all of its obligations under each Trust Agreement in all material respects throughout the Reporting Period for each of the trusts listed on the attached Schedule A.

The Bank of New York Mellon (formerly The Bank of New York), as Trustee

Date: March 01, 2019	By:	/s/ James W. Hall
	Name: Title:	James W. Hall Vice President

Schedule A

STRATS Trust for Proctor & Gamble Securities, Series 2006-1	STRATS Series Supplement 2006-1, dated as of February 28, 2006, between Synthetic Fixed-Income Securities, Inc., as Trustor and Depositor, and The Bank of New York Mellon (formerly The Bank of New York), as trustee and Securities Intermediary, supplementing the Trust Agreement, dated as of February 28, 2006, between such parties.

STRATS Trust for Goldman Sachs Securities, Series 2006-2	STRATS Series Supplement 2006-2, dated as of March 31, 2006, between Synthetic Fixed-Income Securities, Inc., as Trustor and Depositor, and The Bank of New York Mellon (formerly The Bank of New York), as trustee and Securities Intermediary, supplementing the Trust Agreement, dated as of February 28, 2006, between such parties.

STRATS Trust for Allstate Corporation Securities, Series 2006-3	STRATS Series Supplement 2006-3, dated as of April 28, 2006, between Synthetic Fixed-Income Securities, Inc., as Trustor and Depositor, and The Bank of New York Mellon (formerly The Bank of New York), as trustee and Securities Intermediary, supplementing the Trust Agreement, dated as of February 28, 2006, between such parties.

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